UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2025

THE SHERWIN-WILLIAMS COMPANY
(Exact Name of Registrant as Specified in Charter)

Ohio		1-04851	34-0526850
(State or other jurisdiction of incorporation)		(Commission file number)	(I.R.S. Employer Identification No.)

101 West Prospect Avenue
Cleveland,	Ohio		44115-1075
(Address of principal executive offices)			(Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.33-1/3 per share	SHW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2025, Allen J. Mistysyn, Senior Vice President – Finance and Chief Financial Officer (“SVP – Finance and CFO”) and principal financial officer of The Sherwin-Williams Company (“Sherwin-Williams” or the “Company”), notified Sherwin-Williams of his decision to retire from his position as SVP – Finance and CFO, effective as of the close of business on December 31, 2025. Mr. Mistysyn will assume a short-term non-officer position at Sherwin-Williams following such date.
On November 3, 2025, the Board of Directors of Sherwin-Williams elected Benjamin E. Meisenzahl, 44, to serve as SVP – Finance and CFO and principal financial officer of Sherwin-Williams, effective January 1, 2026. Mr. Meisenzahl has served as Senior Vice President – Finance of Sherwin-Williams since May 2023. Mr. Meisenzahl previously served as Senior Vice President – Finance Transformation from March 2021 to May 2023 and as Senior Vice President – Financial Excellence Initiatives, Performance Coatings Group from August 2020 to March 2021. Prior to that, Mr. Meisenzahl served as Vice President – Finance, Industrial Wood Division, Performance Coatings Group from March 2018 to August 2020, and in various roles of increasing responsibility since joining Sherwin-Williams in January 2004.
Effective January 1, 2026, in connection with his election as SVP – Finance and CFO, Mr. Meisenzahl will receive an annual base salary of $800,000 and will participate in the Company’s 2026 annual cash incentive compensation program with a target award level of 100% of his annual base salary and a maximum award level of 200% of his annual base salary. Mr. Meisenzahl will enter into Sherwin-Williams’ standard form of officer change in control severance agreement commensurate with this position (the “Severance Agreement”). The Severance Agreement will provide for the payment of a prorated annual bonus upon a change in control, and in the event of a termination of employment by Sherwin-Williams (other than for cause or by reason of death or disability) or by Mr. Meisenzahl for good reason, within the two-year period after a change in control, the payment or provision of the following: (i) 2.5 times the sum of base salary and annual bonus; (ii) 18 months of continued health care benefits; and (iii) outplacement services (not to exceed 10% of base salary), as more fully described in Sherwin-Williams’ definitive proxy statement filed on March 6, 2025 (the “2025 Proxy Statement”). Mr. Meisenzahl is also expected to participate in the other components of Sherwin-Williams’ executive compensation program, which are described in the 2025 Proxy Statement.
There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Meisenzahl and any of Sherwin-Williams’ directors or executive officers or persons nominated or chosen to become a director or executive officer. There was no arrangement or understanding between Mr. Meisenzahl and any other persons pursuant to which Mr. Meisenzahl was selected as an officer, and Mr. Meisenzahl does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of The Sherwin-Williams Company, dated November 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

November 3, 2025	By:	/s/ Stephen J. Perisutti
	Name:	Stephen J. Perisutti
	Title:	Senior Vice President - Deputy General Counsel and Assistant Secretary